Connecticut Water Service, Inc.

93 West Main Street
Clinton, Connecticut 06413-1600

July 6, 2001

Dear Shareholder:

       A Special Meeting of Shareholders of Connecticut Water Service, Inc. is scheduled to be held on August 6th, 2001, at the offices of the Company, 93 West Main Street, Clinton, Connecticut, 06413-1400, beginning at 10:00 AM. If you plan to attend, please call 1-800-428-3985, Extension 3015, and leave your name, address and telephone number. Directions for the meeting are printed on the back of the proxy statement.

       At the meeting, you will be asked to approve an amendment to our Amended and Restated Certificate of Incorporation which would increase the authorized shares of Common Stock. Important information is contained in the accompanying proxy statement which you are urged to carefully read.

       It is important that your shares are represented and voted at the meeting, regardless of the number you own or whether you attend. Accordingly, please sign, date and return the enclosed proxy card as soon as possible.

Sincerely,

Marshall T. Chiaraluce
Chairman, President and CEO

CNSCM-PR-8601

CONNECTICUT WATER SERVICE, INC.

Notice of Special Meeting of Shareholders

93 West Main Street, Clinton, Connecticut 06413-1400

August 6, 2001

Notice is hereby given that a Special Meeting of Shareholders of Connecticut Water Service, Inc. (the “Company”) will be held on August 6, 2001, 10:00 AM, at the offices of the Company, 93 West Main Street, Clinton, Connecticut 06413-1400 for the following purposes:

1.	To consider and approve an amendment to the Company’s Amended and Restated Certificate of Incorporation which would increase the authorized shares of the Company’s class of Common Stock.

2.	To transact such other business as may properly come before the Special Meeting or any adjournments thereof.

Only holders of the Company’s Common Stock and its Cumulative Preferred Stock — Series A of record at the close of business on June 29, 2001 are entitled to notice of and to vote at this meeting.

By order of the Board of Directors,

Michele G. DiAcri, Secretary

Clinton, Connecticut

July 6th, 2001

-i-

CONNECTICUT WATER SERVICE, INC.

PROXY STATEMENT

SPECIAL MEETING OF SHAREHOLDERS

AUGUST 6, 2001

General Information

       The accompanying proxy is solicited by the Board of Directors of Connecticut Water Service, Inc. (the “Company”) for use at the Special Meeting of Shareholders to be held at the offices of the Company, 93 West Main Street, Clinton, Connecticut 06413-1400, on August 6, 2001, at 10:00 AM. A copy of the notice of meeting accompanies this proxy statement. This proxy statement and the accompanying proxy card are expected to be distributed to shareholders on or about July 6, 2001.

       Proxy solicitation costs will be paid by the Company. In addition to this solicitation by mail, officers and regular employees of the Company may make solicitations by telephone, mail, or personal interviews, but will not be compensated specially for such services. The Company will also request banks, brokerage firms and other custodians, nominees and fiduciaries to forward copies of the proxy material to their principals and to request authority for the execution of proxies. The Company has retained Morrow & Company, Inc. to assist in the solicitation of proxies at an estimated cost of $5,500, plus expenses, which will be paid by the Company.

Purpose of the Special Meeting

       At the Special Meeting, the shareholders will be asked to (i) consider a proposal to amend the Company’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock, without par value (the “Common Stock”), from 7,500,000 shares to 15,000,000 shares and (ii) transact such other business as may properly come before the meeting.

Voting of Shares

       Only holders of the Company’s Common Stock and its Cumulative Preferred Stock — Series A of record at the close of business on June 29, 2001 are entitled to notice of and to vote at the meeting. On June 29, 2001, the Company had outstanding 5,052,104 shares of Common Stock, 15,000 shares of Cumulative Preferred Stock — Series A, $20 par value, and 29,499 shares of $.90 Cumulative Preferred Stock, $16 par value. Each share of Common Stock is entitled to three votes and each share of Cumulative Preferred Stock —

Series A is entitled to one vote on all matters coming before the meeting. The holders of shares of $.90 Cumulative Preferred Stock, $16 par value have no general voting rights.

       The proposal to amend the Company’s Amended and Restated Certificate of Incorporation (See Proposal 1 below.) will require the affirmative vote of a majority of the voting power represented by all of the Company’s issued and outstanding shares of Common Stock and preferred stock entitled to vote at the meeting.

       You may submit your proxy by signing your proxy card and mailing it in the enclosed, postage prepaid and addressed envelope. For shares you hold in street name, you may sign the voting instruction card included by your broker or nominees and mail it in the envelope provided.

       You may change your proxy instructions at any time prior to the vote at the Special Meeting. For shares held directly in your name, you may do this by granting a later-dated proxy or by attending the Special Meeting and voting in person. Attendance at the Special Meeting will not cause your previously-granted proxy to be revoked, unless you specifically request it. You may change your proxy instructions for beneficially held shares by submitting new voting instructions to your broker or nominee.

Security Ownership of Certain Beneficial Owners and Management

       The following table lists, to the Company’s knowledge, the ownership of the Company’s Common Stock and the nature of such ownership for each director, and for each executive officer of the Company named in the Summary Compensation Table of the Company’s March 19, 2001 Proxy Statement, for all executive officers and directors of the Company as a group, and for each person who beneficially owns in excess of 5 percent of the outstanding shares of any class of the Company’s voting securities. Unless otherwise noted, each holder has sole voting and dispositive power with respect to the shares listed. All information is given as of June 15, 2001.

		Amount	Percent
Title of	Name of	Beneficially	of
Class	Beneficial Owner	Owned(1)	Class

Common	David C. Benoit(2)	4,698	*
Stock

	Harold E. Bigler, Jr.	3,500	*

	Marshall T. Chiaraluce(3)	21,499	*

	Roger Engle	7,039	*

	Mary Ann Hanley	200	*

	Marcia L. Hincks	990	*

	Ronald D. Lengyel	750	*

	David A. Lentini	1,000	*

	James R. McQueen(4)	5,844	*

	Robert F. Neal	1,000	*

	Terrance P. O’Neill(5)	1,429	*

	Arthur C. Reeds	1,000	*

	Lisa J. Thibdaue	400	*

	Maureen P. Westbrook(6)	1,698	*

	Donald B. Wilbur	2,381	*

	Directors and Executive Officers as a Group	53,428	*

Cumulative Preferred Stock — Series A, $20 par value	Herbert Johnson Annabelle Johnson 35 Carter Street, Bolton, CT 06043	900	6%

	Francis J. Prichard, Jr. Main Street, Box 379, Ellington, CT 06029	900	6%

*	Indicates ownership of less than one percent of the class of securities.

(1)	Assumes that shares which the named person has a contractual right to acquire within 60 days have been acquired and are outstanding.

(2)	Includes 2,029 unrestricted and 334 restricted performance share units under the Company’s Performance Stock Program.

(3)	Includes 10,541 unrestricted and 3,655 restricted performance share units under the Company’s Performance Stock Program.

(4)	Includes 2,681 unrestricted and 737 restricted performance share units under the Company’s Performance Stock Program.

(5)	Includes 368 shares of restricted stock under the Company’s Performance Stock Program.

(6)	Includes 297 restricted performance share units and 147 shares of restricted stock under the Company’s Performance Stock Program.

PROPOSAL (1) — AMENDMENT TO THE COMPANY’S AMENDED AND

RESTATED CERTIFICATE OF INCORPORATION INCREASING THE
AUTHORIZED NUMBER OF SHARES OF COMMON STOCK

General

       At the present time, the Company’s Amended and Restated Certificate of Incorporation authorizes 7,500,000 shares of Common Stock. As of June 15, 2001, the outstanding number of shares of Common Stock was 5,052,112. In addition, there are currently 157,484 shares granted as stock options, 25,542 shares of which are currently exercisable. The Board of Directors has resolved, subject to the approval by the Company’s shareholders at the Special Meeting, to amend the Amended and Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock from 7,500,000 to 15,000,000, an increase of 100% (the “Amendment”).

       The additional shares of Common Stock for which authorization is sought would be identical to the shares of Common Stock of the Company authorized prior to approval of the proposed Amendment. Each share of Common Stock is entitled to three (3) votes and each share of Cumulative Preferred Stock — Series A is entitled to one vote on all matters coming before the holders of Common Stock. Holders of Common Stock are also entitled to receive dividends as declared by the Board of Directors. All shares of Common Stock are fully paid and non-assessable.

       Under the Company’s Amended and Restated Certificate of Incorporation, holders of Common Stock have no preemptive rights with respect to any offering by the Company of additional shares of Common Stock or any security convertible into Common Stock. This provision cannot be changed without the vote of holders of a majority of the then outstanding shares of Common Stock. This provision will continue to apply to the additional shares of Common Stock authorized by the proposed Amendment.

       In 1998, the Company’s shareholders were issued rights to purchase fractional shares of a new series of preferred stock (or shares of Common Stock) in the event of certain acquisitions of its Common Stock or in the event of a tender offer for the Company’s stock. Such rights are designed to encourage negotiation of a potential acquisition with the Board of Directors and may have the effect of delaying, deterring or preventing a takeover of the Company. The authorized but unissued shares of Common Stock would also be available for use in connection with this rights plan, if the Board elects to issue such shares in the event the plan is triggered.

       The Company’s Certificate of Incorporation provides for a Board of no less than nine or more than fifteen directors. Currently the Board has eleven (11) members. The directors are divided into three classes, I, II and III, in which each class is to be elected for a three-year term at successive annual meetings. This Board structure may significantly extend the time required to effect a change in control of the Board of Directors and may, thereby, discourage hostile takeover bids for the Company.

Reasons for the Amendment

       The Board believes it is desirable to have sufficient additional shares of Common Stock available to provide additional flexibility to use its capital stock for business and financial purposes in the future. The additional authorized shares will afford the Company greater flexibility and will allow such shares to be issued without the expense and delay of a special shareholders’ meeting, except as may be required by law, regulatory authorities and the Nasdaq Stock Market or any other stock exchange on which the Company’s shares may then be listed. For example, the Nasdaq Stock Market currently requires specific shareholder approval as a prerequisite to listing shares in several instances, including an acquisition transaction where the issuance of shares could result in an increase of 20% or more of the number of outstanding shares of Common Stock.

       The additional authorized shares of Common Stock available for issuance may be used for various purposes including, without limitation, stock splits and dividends, raising capital, expanding the Company’s business through strategic acquisitions of other businesses, and other general corporate purposes. The Board of Directors has, from time to time, considered whether to authorize a split of the Company’s Common Stock. If approved by the shareholders, the adoption of the proposed Amendment would facilitate a stock split. The Board of Directors intends to consider a stock split in the future if conditions are appropriate. Except in connection with the Company’s Dividend Reinvestment and Common Stock Purchase Plan, its Performance Stock Program and The Savings Plan of

the Connecticut Water Company and as discussed in the preceding sentences, the Company presently has no arrangements or understandings for the issuance of additional shares of Common Stock.

Text of the Proposed Amendment

       The proposed Amendment will be effected by adoption of the following shareholders’ resolution, which, if approved, will amend the first paragraph of Article FOURTH of the Company’s Amended and Restated Certificate of Incorporation to read as follows:

Resolved: That the Company is authorized to increase the authorized common stock of the Company, no par value, from 7,500,000 shares to 15,000,000 shares and that the Company’s Amended and Restated Certificate of Incorporation be amended so that, as amended, the first paragraph of Article FOURTH shall read in its entirety as follows:

Fourth: The amount of the capital stock of the Company hereby authorized is (a) $300,000, divided into 15,000 shares of Cumulative Preferred Stock of the par value of $20 each, (b) $800,000, divided into 50,000 shares of Cumulative Preferred Stock of the par value of $16 each, (c) $10,000,000, divided into 400,000 shares of Cumulative Preferred Stock of the par value of $25 each, (d) 15,000,000 shares of Common Stock without par value, and (e) 1,000,000 shares of Preference Stock, $1 par value.

Potential Anti-Takeover Effect of Authorized Securities

       The increase in the authorized shares of Common Stock may have certain anti-takeover effects that may be advantageous to management if management attempts to prevent or delay a change in control of the Company. For example, such additional shares could be used by the Board of Directors to dilute the stock ownership of persons seeking to obtain control of the Company, thereby possibly discouraging or deterring a non-negotiated attempt to obtain control of the Company and making removal of incumbent management more difficult.

       The Amendment, however, is not a result of, nor does the Board of Directors have knowledge of, any effort to accumulate capital stock of the Company or to obtain control of the Company by means of a merger, tender offer, solicitation in opposition to the Board of Directors or otherwise, and the Amendment is not being presented with the intent that it be utilized as a type of anti-takeover device. Moreover, the Board of Directors does not currently intend to propose additional anti-takeover measures in the foreseeable future.

Vote Required for Approval of the Proposed Amendment

       The proposal to amend the Company’s Amended and Restated Certificate of Incorporation will require the affirmative vote of a majority of the voting power represented by all of the Company’s issued and outstanding shares of Common and Preferred Stock entitled to vote at the Special Meeting. Proxies solicited by management for which no specific direction is included will be voted “FOR” the amendment to increase the number of authorized shares of Common Stock under the Company’s Amended and Restated Certificate of Incorporation from 7,500,000 to 15,000,000. If the proposal to increase our authorized Common Stock is approved by the shareholders, the Company will amend its Amended and Restated Certificate of Incorporation in order to effect the increase in authorized Common Stock.

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” PROPOSAL (1).

OTHER MATTERS

       The Board of Directors knows of no other matters which may be presented for consideration at the Special Meeting. However, if any other matters properly come before the Special Meeting, the persons named in the enclosed proxy will vote in their discretion on such matters.

Deadlines Related to Shareholder Proposals for the 2002 Annual Meeting

       For business to be properly brought before an annual meeting by a shareholder, the business must be an appropriate matter to be voted by the shareholders at an annual meeting and the shareholder must have given proper and timely notice in writing to the Secretary of the Company. To be timely, a shareholder’s notice must be delivered to or mailed and received by the Secretary of the Company at the Main Offices of the Company, 93 West Main Street, Clinton, CT 06413-1400, no later than the close of business on a day which is not less than 120 days prior to the anniversary date of the immediately preceding annual meeting, which date for purposes of the 2002 Annual Meeting of Shareholders is December 21, 2001. A shareholder’s notice to the Secretary must set forth as to each matter the shareholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Company’s books, of the shareholder proposing such business, (c) the class and number of shares of the Company which are beneficially owned by the shareholder and (d) any material interest of the shareholder in such business.

       In addition, shareholder proposals intended to be presented at the Annual Meeting of Shareholders in 2002 must be received by the Company no later than November 16, 2001 in order to be considered for inclusion in the Company’s proxy statement and form of proxy relating to the 2002 Annual Meeting of Shareholders.

Michele G. DiAcri
Corporate Secretary

July 6th, 2001

       The Company is subject to the informational requirements of the Securities Exchange Act of 1934 and files an Annual Report on Form 10-K with the Securities and Exchange Commission. Additional copies of the 2000 Annual Report on Form 10-K filed by the Company on March 26, 2001, including the financial statements and schedules, but without exhibits, can be mailed without charge to any shareholder. The exhibits are obtainable from the Company upon payment of the reasonable cost of copying such exhibits. Shareholders can request this information by phone at 1-800-428-3985, ext. 3015, or by mail to Michele G. DiAcri, Corporate Secretary, Connecticut Water Service, Inc., 93 West Main Street, Clinton, Connecticut 06413.

Directions to Connecticut Water Service, Inc. Special Meeting of Shareholders

93 West Main Street
Clinton, Connecticut

From I-95 North

Take Exit 62 (Hammonasset State Park). At end of ramp, take a right onto the Hammonasset Connector. Follow to the intersection of Route 1 (State Park is straight ahead). Take a left onto Route 1. Connecticut Water is about 2 miles ahead on the left.

From I-95 South

Take Exit 63 (Route 81). At end of ramp, take a right onto Route 81 South. Follow to intersection of Route 1. Turn right. Connecticut Water is about 1 mile ahead on the right.

From Hartford Area

Take I-91 to Exit 22 (Route 9). Take Route 9 South to Exit 9 (Route 81). Take Route 81 South and follow to intersection of Route 1 in Clinton. Turn right. Connecticut Water is about 1 mile ahead on the right.

August 6, 2001

Meeting begins at 10:00 AM

If you plan to attend, please call 1-800-428-3985, ext. 3015.

CONNECTICUT WATER SERVICE, INC.

COMMON STOCK

PROXY SOLICITED BY THE BOARD OF DIRECTORS
FOR SPECIAL MEETING TO BE HELD ON AUGUST 6, 2001

The undersigned shareholder of Connecticut Water Service, Inc. hereby appoints Marshall T. Chiaraluce, David C. Benoit, Michele G. DiAcri, and James R. McQueen, or either of them, attorneys and proxies for the undersigned, with power of substitution, to act and to vote, as designated herein, with the same force and effect as the undersigned, all shares of the Company’s Common Stock standing in the name of the undersigned at a Special Meeting of Shareholders of Connecticut Water Service, Inc. to be held at the offices of the Company, 93 West Main Street, Clinton, Connecticut 06413-1400, on August 6, 2001, at 10:00 AM and any adjournment thereof.

When properly executed, this proxy will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted “FOR” Proposal 1. In their discretion, the proxies will be authorized to vote upon such other business as may properly come before the meeting.

The undersigned hereby acknowledges receipt of notice of said meeting and the related Proxy Statement.

IF YOU ARE VOTING BY MAIL, PLEASE SIGN, DATE AND COMPLETE PROXY ON REVERSE
AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

Please sign this proxy exactly as your name(s) appear(s) on the books of the Company. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.

HAS YOUR ADDRESS CHANGED?	DO YOU HAVE ANY COMMENTS?

____________________________	_______________________________

____________________________	_______________________________

____________________________	_______________________________

CONNECTICUT WATER SERVICE, INC.

Dear Shareholder:

Please take note of the important information enclosed with this proxy card. There are issues related to the management and operation of your Company that require your immediate attention and approval. These are discussed in detail in the enclosed proxy materials.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

If you vote by mail, please mark the boxes in the proxy card to indicate how your shares will be voted. Then sign the card, detach it, and return your proxy mail vote in the enclosed postage paid envelope.

Your proxy must be received prior to the Special Meeting of Shareholders, to be held on August 6, 2001.

Thank you in advance for your prompt consideration of these matters.

Sincerely,

Connecticut Water Service, Inc.

PLEASE MARK VOTES AS IN THIS EXAMPLE	[ ]

Mark box at right if an address change or comment as been noted on the reverse side of this card	[ ]

CONTROL NUMBER:
RECORD DATE SHARES:

Please be sure to sign and date this Proxy	Date:

Shareholder, sign here.	Co-owner, sign here.

1.     Amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock thereunder from 7,500,000 to 15,000,000

For [ ]	Against [ ]	Abstain [ ]